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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): February 24, 1998


                                  SAFEWAY INC.
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             (Exact name of registrant as specified in its charter)

          Delaware                       1-00041                     94-3019135
(State or other jurisdiction    (Commission File Number)          (I.R.S. Employer
      of Incorporation)                                        Identification Number)



             5918 Stoneridge Mall Road, Pleasanton, California 94588
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               (Address of principal executive offices) (Zip Code)

                                 (510) 467-3000
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              (Registrants' telephone number, including area code)

                                       n/a
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          (former name or former address, if changed since last report)

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Item 5.  Other Information

        Safeway Inc. announced yesterday that its wholly owned subsidiary, The Vons Companies, Inc., has settled all claims asserted against it by Foodmaker, Inc. and various Jack In The Box franchisees in the
"Hamburger Patty Cases" arising out of the 1993 E. coli foodborne illness outbreak in the Pacific Northwest.

        The settlement involves payments by various insurance carriers and payments to, by and on behalf of Vons. Taking into account payments received by Vons in settlement of its affirmative claims, plus contributions to the settlement from insurance and other parties, the net cash amount to be paid by Vons is a small portion of the total settlement.

        The settlement will have no significant effect on Safeway's financial condition or results of operations.

        Other parties to the litigation included several Jack In The Box franchisees and various meat suppliers.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on it behalf by the undersigned hereunto duly authorized.

Dated:  February 25, 1998

                                            SAFEWAY INC.

                                            By:    /s/ Julian C. Day
                                                   ------------------
                                                   Julian C. Day
                                                   Executive Vice President and
                                                   Chief Financial Officer